SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 10, 2013

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Defninitve Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

Simultaneously with entering into the credit agreement referenced in Item 2.03 below, Alliance Data Systems Corporation (the “Company”) terminated its Credit Agreement, dated as of May 24, 2011, among the Company, certain subsidiaries parties thereto as Guarantors, SunTrust Bank and Wells Fargo Bank, N.A., as Co-Administrative Agents, and various other agents and lenders, as amended from time to time (the “2011 Credit Facility”).  In connection with the termination of the 2011 Credit Facility, the Company repaid approximately $875.0 million in outstanding indebtedness. The lending commitments under the 2011 Credit Facility were scheduled to expire in May 2016 and May 2017.  As of July 10, 2013, loans under the 2011 Credit Agreement accrued interest at the blended rate of 2.2% per annum.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General Information

On July 10, 2013, the Company, as “Borrower”, and ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Epsilon Data Management, LLC, Comenity LLC, Comenity Servicing LLC and Aspen Marketing Services, LLC (collectively, the “Guarantors”) entered into a Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent and Letter of Credit Issuer, and various other agents and lenders (the “2013 Credit Agreement”). The 2013 Credit Agreement provides for a $1,142,500,000 term loan and a $1,142,500,000 revolving credit facility with a U.S. $65,000,000 sublimit for Canadian Dollar borrowings and a $65,000,000 sublimit for swing line loans. The 2013 Credit Agreement includes an uncommitted accordion feature of up to $500,000,000 (or, in certain circumstances, up to $615,000,000) in the aggregate allowing for future incremental borrowings, subject to certain conditions.  At the closing, the Company borrowed $1,142,500,000 under the 2013 Credit Agreement, consisting of $1,142,500,000 in term loans. Proceeds from advances under the 2013 Credit Agreement will be used to finance the general corporate and working capital needs of the Company and its subsidiaries including, without limitation, the refinancing of existing indebtedness and the financing of acquisitions. The 2011 Credit Agreement was refinanced on July 10, 2013 with borrowings under the term loan under the 2013 Credit Agreement and terminated. The Company intends to repay $772.6 million of the Company’s outstanding 1.75% Convertible Senior Notes due 2013 at their maturity on August 1, 2013 with borrowings under the 2013 Credit Agreement.

The loans under the 2013 Credit Agreement are scheduled to mature on July 10, 2018.  The term loan provides for aggregate principal payments equal to 2.5% of the initial term loan amount in each of the first and second year and 5% of the initial term loan amount in each of the third, fourth and fifth year of the term loan, payable in equal quarterly installments beginning September 30, 2013.  The 2013 Credit Agreement is unsecured.

Interest Rates and Fees

Advances under the 2013 Credit Agreement are in the form of either U.S. dollar or Canadian dollar-denominated base rate loans or U.S. dollar-denominated eurodollar loans. The interest rate for base rate loans denominated in U.S. dollars fluctuates and is equal to the highest of (i) Wells Fargo’s prime rate; (ii) the Federal funds rate plus 0.5% and (iii) the rate per annum for a one-month interest period that appears on the LIBOR01 page as of 11:00 a.m. (London, England time) plus 1.0%, in each case plus a margin of 0.25% to 1.00% based upon the Company’s Total Leverage Ratio as defined in the 2013 Credit Agreement. The interest rate for base rate loans denominated in Canadian dollars fluctuates and is equal to the higher of (i) Wells Fargo’s prime rate for Canadian dollar loans and (ii) the CDOR rate plus 1%, in each case plus a margin of 0.25% to 1.00% based upon the Company’s Total Leverage Ratio as defined in the 2013 Credit Agreement. The interest rate for eurodollar loans fluctuates based on the rate at which deposits of U.S. dollars in the London interbank market are quoted plus a margin of 1.25% to 2.00% based upon the Company’s Total Leverage Ratio as defined in the 2013 Credit Agreement.

Among other fees, the Company pays a commitment fee of 0.25% to 0.35% per annum (due quarterly) on the aggregate unused revolving commitments under the 2013 Credit Agreement based upon the Company’s Total Leverage Ratio as defined in the 2013 Credit Agreement. The Company will also pay fees with respect to any letters of credit issued under the 2013 Credit Agreement.

Covenants and Events of Acceleration

The 2013 Credit Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, lease or otherwise transfer any substantial part of its assets; create or incur indebtedness; create liens; pay dividends; and make acquisitions. The negative covenants are subject to certain exceptions as specified in the 2013 Credit Agreement. The 2013 Credit Agreement also requires the Company to satisfy certain financial covenants, including a maximum Total Leverage Ratio as determined in accordance with the 2013 Credit Agreement and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the 2013 Credit Agreement.

The 2013 Credit Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.

Other Relationships

Certain of the lenders under the 2013 Credit Agreement or their affiliates have provided and/or may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company and certain of its affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. Wells Fargo Bank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., SunTrust Bank, Fifth Third Bank, Barclays Bank PLC., Scotiabanc Inc. and Raymond James Bank, N.A. or their respective affiliates are lenders and/or agents under the 2011 Credit Facility. Additionally, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Barclays Bank PLC are counterparties under the Company’s convertible note hedges and warrants and engage in hedging transactions from time to time in the Company’s stock in connection with those instruments. In addition, an affiliate of Wells Fargo Bank, N.A. owns more than 5% of the Company’s outstanding common stock. In addition, in the ordinary course of their business activities, the lenders under the 2013 Credit Agreement and/or their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. The lenders under the 2013 Credit Agreement also hedge or may in the future hedge their credit exposure to the Company consistent with their customary risk management policies.

Qualification

The preceding summary of the 2013 Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 2.03 above is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On July 16, 2013, the Company issued a press release announcing that it had entered into the 2013 Credit Agreement.  A copy of this press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Credit Agreement, dated as of July 10, 2013, by and among Alliance Data Systems Corporation, and certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, N.A., as Administrative Agent, and various other agents and lenders.

99.1	Press Release dated July 16, 2013 announcing the 2013 Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 16, 2013	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Credit Agreement, dated as of July 10, 2013, by and among Alliance Data Systems Corporation, and certain subsidiaries parties thereto, as guarantors, Wells Fargo Bank, N.A., as Administrative Agent, and various other agents and lenders.

99.1	Press Release dated July 16, 2013 announcing the 2013 Credit Agreement.